UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2011

GREEN BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-14289	62-1222567
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
100 North Main Street Greeneville, Tennessee		37743-4992
(Address of principal executive offices)		(Zip Code)
(423) 639-5111
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

                On September 8, 2011, the board of directors of North American Financial Holdings, Inc. (“NAFH”), a Delaware corporation and the owner of approximately 90.04% of Green Bankshares, Inc. (“Green Bankshares”), a corporation organized under the laws of the State of Tennessee, adopted a plan of merger (the “Plan of Merger”) pursuant to which Green Bankshares will merge with and into NAFH, with NAFH as the surviving corporation (the “Merger”).  The Plan of Merger was adopted under a provision of Tennessee law that permits holders of at least 90% or more of the stock of a subsidiary to merge with that subsidiary without the approval of the subsidiary’s shareholders.

                The Plan of Merger provides that each share of Green Bankshares common stock issued and outstanding immediately prior to the completion of the Merger, except for specified shares of Green Bankshares common stock held by NAFH or Green Bankshares, will be converted into the right to receive 0.0915 of a share of NAFH Class A common stock, with cash in lieu of any fractional shares.  There is currently no public market for NAFH’s Class A common stock.  Concurrently with the completion of the Merger, NAFH expects to complete an initial public offering of its Class A common stock and apply for listing of its shares on The Nasdaq Global Select Market.

                On or about September 12, 2011, Green Bankshares expects to mail to its shareholders a letter announcing the adoption of the Plan of Merger by the board of directors of NAFH and attaching the text of the Plan of Merger as an exhibit thereto.  A form of the letter to Green Bankshares’ shareholders, including the Plan of Merger, is attached to this current report on Form 8-K as Exhibit 99.1.

Forward-Looking Information

                Except for historical information contained in this notice, the statements made in this notice constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the anticipated merger of Green Bankshares and NAFH. Certain factors, including those outside Green Bankshares’ and NAFH’s control, may cause actual results to differ materially from those in the “forward-looking” statements, including economic and other conditions in the markets in which the companies operate; risks associated with the continued listing of Green Bankshares’ securities and future listing of NAFH’s securities; risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings with the U.S. Securities and Exchange Commission (the “SEC”), which discussions are incorporated in this notice by reference.

Additional Information and Where to Find It

                In connection with the pending Merger of NAFH and Green Bankshares, NAFH plans to file with the SEC a registration statement on Form S-4 that will include a prospectus of NAFH relating to the NAFH Class A common stock to be issued in the Merger. NAFH and Green Bankshares also plan to file with the SEC other relevant documents in connection with the pending Merger. The registration statement and the prospectus will contain important information about NAFH, Green Bankshares, the pending Merger and related matters. Investors are urged to read the registration statement and the prospectus carefully when they are available because they will contain important information. Investors will be able to obtain free copies of the registration statement and the prospectus and other documents filed with the SEC by NAFH and Green Bankshares through the web site maintained by the SEC at www.sec.gov. Investors will be able to obtain free copies of the documents filed with the SEC by NAFH and Green Bankshares by contacting Nancy A. Snow, Capital Bank Corp., 333 Fayetteville Street, Suite 700, Raleigh, North Carolina  27601.

Not an Offer to Buy or Sell Securities

                This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Form of notice to shareholders of Green Bankshares, Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.
Date: September 8, 2011	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer